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                                                                   EXHIBIT 10.19

                               SILICON VALLEY BANK

                              LOAN ARRANGEMENT WITH

                                 ARCHEMIX CORP.

                                 APRIL 11, 2005

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                               SILICON VALLEY BANK

                              LOAN ARRANGEMENT WITH

                                 ARCHEMIX CORP.

                                 APRIL 11, 2005

                                TABLE OF CONTENTS

1.   Loan and Security Agreement

2. UCC-1 Financing Statement Filing Acknowledgment - Secretary of State of Delaware

3.   Corporate Borrowing Resolution

4.   Perfection Certificate

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                           LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of April 11, 2005, between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and ARCHEMIX CORP., a Delaware corporation ("Borrower"), provides the terms on which Bank shall extend credit to Borrower and Borrower shall repay Bank. The parties agree as follows:

     1. ACCOUNTING AND OTHER TERMS

     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules attached thereto. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Article 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code, to the extent such terms are defined therein.

     2. LOAN AND TERMS OF PAYMENT

     2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

     2.1.1 LETTER OF CREDIT LINE.

          (a) Letter of Credit Availability. Bank shall issue a Letter of Credit not exceeding the Letter of Credit Line.

          (b) Interest Rate. The outstanding drawn amounts under the Letter of Credit shall accrue interest at a per annum rate equal to the aggregate of the Prime Rate and one-half of one percent (0.50%). Interest shall be payable monthly in arrears.

          (c) Termination; Repayment. The Letter of Credit Line terminates on the Maturity Date. Borrower will reimburse Bank for drawings made under the Letter of Credit on the Maturity Date.

          (d) Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank on and after (i) the Maturity Date, or (ii) the termination of the Letter of Credit Line by Borrower, or (iii) the occurrence of an Event of Default hereunder. The Letter of Credit shall be in form and substance acceptable to Bank in its sole discretion, and shall be subject to the terms and conditions of Bank's standard Application and Letter of Credit Agreement ("Letter of Credit Application"). The Letter of Credit shall also be subject to the review and approval by Borrower, prior to the issuance of the Letter of Credit. Borrower agrees to execute any further documentation in connection with the Letter of Credit as Bank may reasonably request.


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          (e) Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with the Letter of Credit.

          (f) Borrower may not request that Bank issue a Letter of Credit payable in a currency other than United States Dollars.

     2.1.2 UNDISBURSED CREDIT EXTENSIONS. Bank's obligation to lend the undisbursed portion of the Obligations shall terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

     2.2 INTEREST RATE; PAYMENTS.

          (a) Default Rate. After an Event of Default, Obligations shall bear interest at five percent (5.0%) above the rate effective immediately before the Event of Default.

          (b) Adjustment to Interest Rate. The applicable interest rate hereunder shall increase or decrease when the Prime Rate changes.

          (c) 360-Day Year. Interest is computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          (d) Debit of Accounts. Bank may debit any of Borrower's deposit or operating accounts, including Account Number _________, for principal and interest payments when due, or any other amounts Borrower owes Bank, pursuant to this Agreement. Bank shall promptly notify Borrower after it debits Borrower's accounts. These debits shall not constitute a set off.

          (e) Payments. Interest is payable monthly on the first calendar day of each month. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

     2.3 FEES. Borrower shall pay to Bank:

          (a) Commitment Fee. A fully earned, non-refundable commitment fee of Eleven Thousand Two Hundred Fifty Dollars ($11,250.00) due and payable on the Closing Date. In the event that an amended or substitute Letter of Credit is required by Borrower because of a change in ownership of the property known as 300 Third Street Cambridge, MA 02139, Borrower shall not be required to pay any additional Commitment Fee in accordance with such issuance;

          (b) Letter of Credit Fee. Borrower shall pay Bank's customary fees and expenses for the issuance or renewal of the Letter of Credit, including, without limitation, a


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Letter of Credit Fee of one and one-quarter of one percent (1.25%) per annum of the face amount of the Letter of Credit, upon the issuance or renewal of such Letter of Credit by Bank; and

          (c) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the Closing Date, when due.

     3. CONDITIONS OF LOANS

     3.1 Conditions Precedent to Initial Credit Extension. Bank's obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation, the following:

          (a) this Agreement;

          (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement, the Loan Documents, and all transactions related thereto;

          (c) Perfection Certificate by Borrower;

          (d) a legal opinion of Borrower's counsel (authority and enforceability);

          (e) Account Control Agreement/ Investment Account Control Agreement;

          (f) insurance certificate;

          (g) payment of the fees and Bank Expenses;

          (h) Certificate of Foreign Qualification - Massachusetts;

          (i) Certificate of Good Standing/Legal Existence - Delaware; and

          (j) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to issue the Letter of Credit is subject to the following:

          (a) execution of the Letter of Credit Application; and

          (b) the representations and warranties in Article 5 (except for statements which speak as of a specific date) shall be true in all material respects on the date of the Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Article 5 remain true in all material respects except for statements which speak as of a specific date.


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     4. CREATION OF SECURITY INTEREST

     4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower's duties under the Loan Documents, a continuing security interest in, and pledges and assigns to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Subject to Section 5.2, Borrower warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral.

          Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by, any material agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property or any agreement which is reasonably likely to have a material impact on Borrower's business or financial condition. Borrower shall take such steps as Bank reasonably requests to obtain the consent of, authorization by or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

          If Borrower shall, at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

     4.2 TERMINATION BY BORROWER.

     Borrower may terminate this Agreement by sending written notice to Bank and paying in full all Obligations. If this Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until the Obligations are paid in full.

     4.3 AUTHORIZATION TO FILE FINANCING STATEMENTS. Borrower hereby authorizes Bank to file UCC financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank's interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

     5. REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Bank as follows:

     5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower, and each Subsidiary, is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. In connection with this Agreement, Borrower delivered to Bank a perfection certificate signed by Borrower (the "Perfection Certificate"). Borrower represents and warrants to Bank that: (a) Borrower's exact legal name is that indicated


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on the Perfection Certificate and on the signature page hereof; and (b) Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; and (c) the Perfection Certificate accurately sets forth Borrower's organizational identification number or accurately states that Borrower has none; and (d) the Perfection Certificate accurately sets forth Borrower's place of business, or, if more than one, its chief executive office as well as Borrower's mailing address if different, and (e) all other information set forth on the Perfection Certificate pertaining to Borrower is accurate and complete. If Borrower does not now have an organizational identification number, but later obtains one, Borrower shall forthwith notify Bank of such organizational identification number.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor shall they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

     5.2 COLLATERAL. Borrower has good title to the Collateral, free of Liens except Permitted Liens. Borrower has no deposit account, other than the deposit accounts with Bank and deposit accounts described in the Perfection Certificate. The Collateral is not in the possession of any third party bailee (such as a warehouse). Except as hereafter disclosed to Bank in writing by Borrower, none of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

     5.3 LITIGATION. Except as shown in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers overtly threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

     5.4 NO MATERIAL DETERIORATION IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

     5.5 SOLVENCY. The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower will not be left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

     5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not


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violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

     5.7 SUBSIDIARIES; INVESTMENTS. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

     5.8 FULL DISCLOSURE. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank taken together with all such written certificates and written statements given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

     6. AFFIRMATIVE COVENANTS

     Borrower shall do all of the following:

     6.1 GOVERNMENT COMPLIANCE. Borrower shall maintain its, and all Subsidiaries', legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

     6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

          (a) Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations dining the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) audited consolidated financial statements of Borrower prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank contemporaneously with the delivery of such financial statements to Borrower's Board of Directors; (iii) in the event that Borrower's stock becomes publicly held, within fifteen (15) days of filing, Borrower shall provide Bank copies of or electronic notice of


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links to all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; (v) other financial information reasonably requested by Bank.

          (b) Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank, with the monthly financial statements, a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT B.

     6.3 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000.00).

     6.4 TAXES. Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.

     6.5 INSURANCE. Borrower shall keep its business and the Collateral insured for risks and in amounts, and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank in its reasonable discretion. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certificates of insurance and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that (i) any such replaced or repaired property (a) shall be of equal or like value as the replaced or repaired Collateral and (b) shall be deemed Collateral in which Bank has been granted a first priority security interest and (ii) after the occurrence and during the continuation of an Event of Default all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent.

     6.6 ACCOUNTS.

          (a) In order to permit Bank to monitor Borrower's financial performance and


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condition, Borrower shall maintain Borrower's primary operating account with
Bank and a portion of Borrower's cash in excess of that amount used for Borrower's operations shall be maintained at Bank. Borrower shall maintain at least Ten Million Dollars ($10,000,000.00) of Borrower's unrestricted cash at Bank at all times.

          (b) Borrower shall identify to Bank, in writing any bank or securities account opened by Borrower with any institution other than Bank. In addition, for each such account that Borrower at any time opens or maintains, Borrower shall, at Bank's request and option, cause the depository bank or securities intermediary to agree that such account is the collateral of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees.

     6.7 FINANCIAL COVENANT. Borrower shall maintain at all times, to be tested as of the last day of each month, a ratio of Quick Assets to Current Liabilities of at least 3.0 to 1.0.

     6.8 FURTHER ASSURANCES. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

     7. NEGATIVE COVENANTS

     Borrower shall not do any of the following without Bank's prior written consent, which consent shall not be unreasonably withheld:

     7.1 DISPOSITIONS. Convey, sell, lease, transfer, assign or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including the Intellectual Property, except for Transfers of (a) Inventory in the ordinary course of business; (b) licenses and similar arrangements for the use of the property including the Intellectual Property of Borrower or its Subsidiaries in the ordinary course of business; or (c) worn-out or obsolete Equipment or other Equipment not to exceed One Hundred Thousand Dollars ($100,000.00) annually. Borrower shall not enter into an agreement with any Person other than Bank which restricts the subsequent granting of a security interest in the Intellectual Property to the Bank (subject to licenses permitted hereunder).

     7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a material change in its ownership (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the investment), or management. Borrower shall not, without at least ten (10) days prior written notice to Bank: (a) relocate its chief executive office, or add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000.00) in Borrower's assets or property), or (b) change its jurisdiction of organization, or (c) change its organizational structure or type, or (d) change its legal name, or (e) change any organizational number (if any) assigned by its jurisdiction of organization.


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     7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its
Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

     7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

     7.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, including the Intellectual Property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein. The Collateral may also be subject to Permitted Liens.

     7.6 DISTRIBUTIONS; INVESTMENTS. (a) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

     7.7 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

     7.8 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt.

     7.9 COMPLIANCE. (a) Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; (b) fail to meet the minimum funding requirements of ERISA, or permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; or
(c) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

     8. EVENTS OF DEFAULT

     Any one of the following shall constitute an event of default hereunder (an "Event of Default"):

     8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within three (3) days after their due date. During such three (3) day period the failure to cure the default shall not constitute an Event of Default (but no Credit Extension shall be made during such cure period).


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     8.2 COVENANT DEFAULT. (a) Borrower fails or neglects to perform any obligation in Section 6.2, 6.6, or 6.7 or violates any covenant in Article 7; or
(b) Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement, any of the Loan Documents, or in any present or future agreement between Borrower and Bank and as to any default under such other material term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain.

     8.3 MATERIAL ADVERSE CHANGE. A Material Adverse Change occurs.

     8.4 ATTACHMENT. (a) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (b) the service of process upon Borrower seeking to attach, by trustee or similar process, any funds of Borrower in excess of Fifty Thousand Dollars ($50,000.00) on deposit with Bank, or any entity under control of Bank (including a subsidiary); (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim in excess of Fifty Thousand Dollars ($50,000.00) becomes a Lien on a material portion of Borrower's assts; or (e) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period).

     8.5 INSOLVENCY. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed).

     8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, which results in the acceleration of maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000.00) or that could result in a Material Adverse Change.

     8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000.00) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment).

     8.8 MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or and Loan Document.

     8.9 SUBORDINATED DEBT. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement with Bank, or any creditor that has signed a subordination agreement with Bank breaches any terms of the subordination agreement.

     9. BANK'S RIGHTS AND REMEDIES

     9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues, Bank may, without notice or demand, do any or all of the following:

          (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

          (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

          (c) Demand that Borrower: (i) deposit cash with Bank in an amount equal to the aggregate amount of the Letter of Credit remaining undrawn, as collateral security for the repayment of any future drawings under the Letter of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letter of Credit;

          (d) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank's security interest in such funds and verify and/or collect the amounts owed by such account debtors. After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the account debtor, with proper endorsements for deposit;

          (e) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Subject to the rights of third parties, to the extent such third parties' rights are senior to Bank, Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

          (f) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

          (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

          (h) Place a "hold" on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral; and

          (i) Exercise all rights and remedies and dispose of the Collateral according to the Code.

     9.2 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default to: (a) endorse Borrower's name on any checks or other forms of payment or security; (b) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors; (c) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower's insurance policies; and (e) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

     9.3 BANK EXPENSES. Any amounts paid by Bank as provided herein shall constitute Bank Expenses and are immediately due and payable, and shall bear interest at the then applicable rate hereunder and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

     9.4 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices Bank regarding the safekeeping of Collateral and
Section 9-207 of the Code, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

     9.5 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

     9.6 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

     10. NOTICES

     All notices or demands by any party to this Agreement or any related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by facsimile at the addresses listed below. Either Bank or Borrower may change its notice address by giving the other party written notice.

          If to Borrower: ARCHEMIX CORP.
                          One Hampshire Street, Fifth Floor
                          Cambridge, Massachusetts 02139
                          Attn: Chief Financial Officer
                          FAX: 617-621-9300

          with a copy to: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                          One Financial Center
                          Boston, Massachusetts 02111
                          Attn: Jeffrey Wiesen
                          Fax: 617-542-2241

          If to Bank:     Silicon Valley Bank
                          One Newton Executive Park, Suite 200
                          2221 Washington Street
                          Newton, Massachusetts 02462
                          Attn: Ms. Bernadette Michaud
                          Fax: (617) 969-5973

          with a copy to: Riemer & Braunstein LLP
                          Three Center Plaza
                          Boston, Massachusetts 02108
                          Attn: David A. Ephraim, Esquire
                          FAX: (617) 880-3456

     11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

     Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO

REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK'S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     12. GENERAL PROVISIONS

     12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

     12.2 INDEMNIFICATION. Borrower hereby indemnifies, defends and holds Bank and its directors, officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party or Person in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     12.3 RIGHT OF SET OFF. Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     12.4 TIME OF ESSENCE. Time is a the essence for the performance of all Obligations in this Agreement.

     12.5 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     12.6 AMENDMENTS IN WRITING; INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

     12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

     12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms, and all Obligations have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

     12.9 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank's subsidiaries or affiliates in connection with their business with Borrower; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee's or purchaser's agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order,
(d) as required in connection with Bank's examination or audit; and (e) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

     13. DEFINITIONS

     13.1 DEFINITIONS. In this Agreement:

     "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

     "AFFILIATE" is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "BANK EXPENSES" are all expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or storage or any equipment containing the information.

     "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which Bank is closed.

     "CLOSING DATE" is the date of this Agreement.

     "CODE" is the Uniform Commercial Code as adopted in Massachusetts, as amended and as may be amended and in effect from time to time.

     "COLLATERAL" is any and all properties, rights and assets of Borrower in the property described on EXHIBIT A, granted by Borrower to Bank, now, or in the future, in which Borrower obtains an interest, or the power to transfer rights.

     "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

     "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

     "CREDIT EXTENSION" is each Letter of Credit, or any other extension of credit by Bank for Borrower's benefit.

     "CURRENT LIABILITIES" are all obligations and liabilities of Borrower to Bank.

     "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "EVENT OF DEFAULT" is defined in Article 8.

     "GAAP" is generally accepted accounting principles in the United States.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "INTELLECTUAL PROPERTY" is any Copyrights, Copyright rights, Copyright applications, Copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any Patents, Trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, now owned or hereafter acquired.

     "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title. For purposes of clarification, Inventory shall not include either drug substance or drug product as such terms are defined by the Food and Drug Administration in 21 CFR part 211.

     "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "LETTER OF CREDIT" means the letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.1.

     "LETTER OF CREDIT APPLICATION" is defined in Section 2.1.1.

     "LETTER OF CREDIT LINE" is the issuance of a Letter of Credit of up to Four Million Five Hundred Thousand Dollars ($4,500,000.00), which amount shall reduce as the amount of the Letter of Credit reduces in accordance with the terms of the Letter of Credit.

     "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance. For purposes of clarification, a Lien shall not include any licenses of the Borrower's Intellectual Property so long as such license is entered into in the ordinary course of Borrower's business.

     "LOAN DOCUMENTS" are, collectively, this Agreement, any guaranties executed by any Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

     "MATERIAL ADVERSE CHANGE" is: (a) a material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations; or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a substantial likelihood that Borrower shall fail to comply with one or more of the financial covenants in Article 6 during the next succeeding financial reporting period.

     "MATURITY DATE" is April 10, 2006.

     "OBLIGATIONS" are all liabilities, obligations, covenants, agreements, debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later pursuant to this Agreement, including letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

     "PERFECTION CERTIFICATE" is defined in Section 5.1.

     "PERMITTED INDEBTEDNESS" is:

               (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

               (b) Indebtedness existing on the Closing Date and shown on the Perfection Certificate;

               (c) Subordinated Debt;

               (d) Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

               (c) Indebtedness secured by Permitted Liens; and

               (f) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

     "PERMITTED INVESTMENTS" are:

               (a) Investments shown on the Perfection Certificate and existing on the Closing Date;

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue, (iv) any other investments administered through Bank; and

               (c) Investments in connection with licensing transactions.

     "PERMITTED LIENS" are:

               (a) Liens existing on the Closing Date and shown on the Perfection Certificate or arising under this Agreement or other Loan Documents;

               (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

               (c) Purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Thousand Dollars ($100,000.00) in the aggregate amount outstanding, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

               (d) Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

               (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

               (f) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts; and

               (g) Judgments that do not constitute an Event of Default.

     "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

     "QUICK ASSETS" is, on any date, Borrower's unrestricted cash and net billed accounts receivable determined according to GAAP.

     "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

     "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between Bank, Borrower and the subordinated creditor), on terms acceptable to Bank.

     "SUBSIDIARY" is any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "TRADEMARKS" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

ARCHEMIX CORP.


By     /s/ Gregg Beloff
   ----------------------------------
Name:      Gregg Beloff
      -------------------------------
Title:     CFO, VP, Secretary
       ------------------------------


BANK:

SILICON VALLEY BANK


By     /s/ Jacquelyn Le
   ----------------------------------
Name:      Jacquelyn Le
      -------------------------------
Title:     Operations Supervisor
       ------------------------------

                                    EXHIBIT A

     The Collateral consists of all right, title and interest of Borrower in and to the following:

     All goods, equipment, inventory, contract rights or rights to payment of money, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

     The Collateral does not include:

     Any copyright rights, copyright applications, copyright registrations mask works, and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, now owned or hereafter acquired.


                                   Exhibit A-1

                                    EXHIBIT B
                             COMPLIANCE CERTIFICATE

TO:   SILICON VALLEY BANK
FROM: ARCHEMIX CORP.

     The undersigned authorized officer of ARCHEMIX CORP. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) there are no Events of Default, and all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                          REQUIRED                              COMPLIES
------------------                          --------                              --------
Monthly financial statements with CC        Monthly within 30 days                Yes   No
Annual financial statements (CPA Audited)   As submitted to Board                 Yes   No
10-Q, 10-K and 8-K                          Within 5 days after filing with SEC   Yes   No

FINANCIAL COVENANT                          REQUIRED   ACTUAL    COMPLIES
------------------                          --------   ------    --------
Maintain on a Monthly Basis:
   Minimum Quick Ratio                      3.0:1.0    ___:1.0   Yes   No

COMMENTS REGARDING EXCEPTIONS: See Attached.

                                        BANK USE ONLY
Sincerely,
                                        Received by:
                                                    ----------------------------
-------------------------------------                    AUTHORIZED SIGNER
SIGNATURE                               Date:
                                              ----------------------------------
-------------------------------------   Verified:
TITLE                                             ------------------------------
                                                         AUTHORIZED SIGNER
-------------------------------------   Date:
DATE                                          ----------------------------------
                                        Compliance Status:   Yes   No


                                   Exhibit D-1

                        FIRST LOAN MODIFICATION AGREEMENT

     This First Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of April 10, 2006, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and ARCHEMIX CORP., a Delaware corporation ("Borrower").

1. DESCRIPT1ON OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank. Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 11, 2005 evidenced by, among other documents, a certain Loan and Security Agreement dated as of April 11, 2005, between Borrower and Bank (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter. the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

     A. Modifications to Loan Agreement.

          1. The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

                    " "MATURITY DATE" is April 10, 2006."

               and inserting in lieu thereof the following:

                    " "MATURITY DATE" is April 9. 2007."

4. FEES. Borrower shall pay to Bank a modification fee equal to Eleven Thousand Two Hundred Fifty Dollars ($11,250.00). which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of April 11, 2005 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to

Bank in the Perfection Certificate has not changed, as of the date hereof, except as set forth on SCHEDULE 1.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

            [The remainder of this page is intentionally left blank]

     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                               BANK:

ARCHEMIX CORP.                          SILICON VALLEY BANK


By: /s/ Gregg Beloff                    By:
    ---------------------------------       ------------------------------------
Name: Gregg Beloff                      Name:
      -------------------------------         ----------------------------------
Title: CFO, VP, Secretary               Title:
       ------------------------------          ---------------------------------

     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                               BANK:

ARCHEMIX CORP.                          SILICON VALLEY BANK


By:                                     By:    /s/ Bernadette M. Michard
    ---------------------------------       ------------------------------------
Name:                                   Name:  Bernadette M. Michard
      -------------------------------         ----------------------------------
Title:                                  Title: VP
       ------------------------------          ---------------------------------

                                   SCHEDULE 1

The location of Borrower's chief executive office and the Borrower's mailing address is 300 Third Street, Cambridge, Massachusetts 02142.

                       SECOND LOAN MODIFICATION AGREEMENT

     This Second Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of December 22, 2006, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and ARCHEMIX CORP., a Delaware corporation ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 11, 2005 evidenced by, among other documents, a certain Loan and Security Agreement dated as of April 11, 2005, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of April 10, 2006, between Borrower and Bank (the "First Modification") (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

     A. Modifications to Loan Agreement.

          1 The Loan Agreement shall be amended by deleting the following text appearing in Section 6.6(a) thereof:

                    "Borrower shall maintain at least Ten Million Dollars ($10,000,000.00) of Borrower's unrestricted cash at Bank at all times."

               and inserting in lieu thereof the following:

                    "Borrower shall maintain at least Fifteen Million Dollars ($15,000,000.00) of Borrower's unrestricted cash at Bank at all times."

          2 The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

                    " "LETTER OF CREDIT LINE" is the issuance of a Letter of Credit of up to Four Million Five Hundred Thousand Dollars ($4,500,000.00), which amount shall reduce as the amount of the Letter of Credit reduces in accordance with the terms of the Letter of Credit."

               and inserting in lieu thereof the following:

                    " "LETTER OF CREDIT LINE" is the issuance of a Letter of Credit of up to Eight Million One Hundred Sixty Four Thousand Four Hundred Forty-Nine Dollars ($8,164,449.00), which amount shall reduce as the amount of the Letter of Credit reduces in accordance with the terms of the Letter of Credit."

4. FEES. Borrower shall pay to Bank a modification fee equal to $2,748.24, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of April 11, 2005 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof, except as set forth on SCHEDULE 1 to the First Amendment.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPRETY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

            [The remainder of this page is intentionally left blank.]

     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                               BANK:

ARCHEMIX CORP.                          SILICON VALLEY BANK


By:   /s/ Gregg Beloff                  By:   /s/ Clark Hayes
    ---------------------------------       ------------------------------------
Name:     Gregg Beloff                  Name:     Clark Hayes
      -------------------------------         ----------------------------------
Title:    CFO, VP, Secretary            Title:    Relationship Manager
       ------------------------------          ---------------------------------

                        THIRD LOAN MODIFICATION AGREEMENT

     This Third Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of _______________, 2007, and is effective as of April 9, 2007, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and ARCHEMIX CORP., a Delaware corporation ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank. Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 11, 2005 evidenced by, among other documents, a certain Loan and Security Agreement dated as of April 11, 2005, between Borrower and Bank as amended by a certain First Loan Modification Agreement dated as of April 10, 2006, between Borrower and Bank (the "First Modification"), and as further amended by a certain Second Loan Modification Agreement dated as of December 22, 2006, between Borrower and Bank (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents."

3. DESCRIPTION OF CHANGE IN TERMS.

          A.   Modifications to Loan Agreement

          1 The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

                    " "MATURITY DATE" is April 9, 2007."

               and inserting in lieu thereof the following:

                    " "MATURITY DATE" is April 8, 2008."

4. FEES. Borrower shall pay to Bank a modification fee equal to $20,411.12, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of April 11, 2005 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to

Bank in the Perfection Certificate have not changed, as of the date hereof, except as set forth on Schedule 1 to the First Modification.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUITY VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. JURISDICTION VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall be in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

            [The remainder of this page is intentionally left blank.]

     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                               BANK:

ARCHEMIX CORP.                          SILICON VALLEY BANK


By: /s/ Gregg Beloff                    By: /s/ Clark Hayes
    ---------------------------------       ------------------------------------
Name: Gregg Beloff                      Name: Clark Hayes
      -------------------------------         ----------------------------------
Title: CFO, VP, Secretary               Title: RM
       ------------------------------          ---------------------------------